UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 11, 2005
(Date of earliest event reported)

BANCWEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-7949 (Commission File Number)	99-0156159 (IRS Employer Identification No.)

999 Bishop Street, Honolulu, Hawaii (Address of principal executive offices)		96813 (Zip Code)

Registrant’s telephone number, including area code: (808) 525-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 29, 2004, in connection with the acquisitions of Community First Bankshares, Inc. and USDB Bancorp, BancWest obtained short-term debt financing from BNP Paribas in the amount of $590 million. The borrowing had an interest rate of 1.96% and maturity date of November 29, 2004. On November 29, 2004, the short-term debt financing was extended to December 29, 2004, with an interest rate of 2.18063%. On December 29, 2004 the short-term debt financing was extended to January 29, 2005, with an interest rate of 2.4175%. On January 28, 2005 the short-term debt financing was extended to February 28, 2005, with an interest rate of 2.55875%. On February 28, 2005 the short-term debt financing was extended to March 17, 2005, with an interest rate of 2.60%. On March 17, 2005 the short-term debt financing was extended to April 1, 2005, with an interest rate of 2.78%. On April 1, 2005 the short-term debt financing was extended to April 11, 2005, with an interest rate of 2.87%. On April 11, 2005 the short-term debt financing was extended to April 26, 2005, with an interest rate of 2.87%.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2005	BANCWEST CORPORATION
	By:	/s/ DOUGLAS C. GRIGSBY
Douglas C. Grigsby
Executive Vice President, Chief Financial Officer and Treasurer